UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017 (September 25, 2017)

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EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Effective September 25, 2017, the Compensation Committee (Committee) of the Board of Directors of EOG Resources, Inc. (EOG) granted long-term incentive awards to each of EOG’s named executive officers.  Consistent with prior year awards, the Committee granted restricted stock or restricted stock units (RSUs), performance units and stock-settled stock appreciation rights (SARs) to each named executive officer, in each case under the terms of the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (as amended).

The following table sets forth the shares of restricted stock or RSUs, performance units and SARs granted by the Committee to each of the named executive officers.

Named Executive Officer	Shares of Restricted Stock/RSUs	Performance Units	SARs

William R. Thomas	28,559 RSUs	28,559 Units	69,969 SARs
Gary L. Thomas	22,501 RSUs	22,501 Units	55,127 SARs
Timothy K. Driggers	8,654 Shares	8,654 Units	21,202 SARs
Lloyd W. Helms, Jr.	5,694 RSUs	5,694 Units	13,950 SARs
Michael P. Donaldson	7,788 Shares	7,788 Units	19,080 SARs

The SARs were awarded at an exercise price equal to $96.29, the closing price of EOG's common stock on September 25, 2017 (the effective date of the grants).

In connection with its approval of such grants, the Committee approved revised vesting schedules for such grants as described in the following table. These revised vesting schedules will apply to future grants of restricted stock/RSUs, performance units and SARs as well, until revised, amended or otherwise determined by the Committee.

Grant Type	Previous Vesting Schedule	Revised Vesting Schedule
Restricted Stock/RSUs	“Cliff” vesting five years from the date of grant	“Cliff” vesting three years from the date of grant
Performance Units	“Cliff” vesting five years from the date of grant
“Cliff” vesting approximately 41 months from the date of grant - specifically, on the February 28th immediately following the Committee’s certifications contemplated by the form of award agreement governing grants of performance units (see Exhibit 10.3 filed hereto)

SARs	Vesting in 25% increments on each of the first four anniversaries of the date of grant	Vesting in increments of 33%, 33% and 34% on each of the first three anniversaries, respectively, of the date of grant

Based on its review of peer group compensation data, the Committee determined that such revised vesting schedules would be in line with (i.e., generally consistent with) the vesting schedules of the grants currently awarded by EOG’s peer companies and, accordingly, would enable EOG to (i) remain competitive with its peer companies with regards to the attraction, motivation and retention of top industry talent and (ii) maintain the strong retention component of EOG’s executive officer compensation program. For the same reasons, grants made to EOG’s other officers and employees will also be subject to the revised vesting schedules. In addition to the revised vesting schedules, the Committee also approved conforming changes to the termination provisions of such grants.

The terms and conditions of the grants are otherwise consistent with the Committee’s prior grants of restricted stock, RSUs, performance units and SARs to EOG’s named executive officers. The updated forms of award agreements for grants of restricted stock, RSUs, performance units and SARs are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and are incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)        Exhibits

10.1    Updated Form of Restricted Stock Award Agreement for Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (for grants made effective September 25, 2017 and subsequent grants).

10.2    Updated Form of Restricted Stock Unit Award Agreement for Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (for grants made effective September 25, 2017 and subsequent grants).

10.3    Updated Form of Performance Unit Award Agreement for Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (for grants made effective September 25, 2017 and subsequent grants).

10.4    Updated Form of Stock-Settled Stock Appreciation Right Agreement for Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (for grants made effective September 25, 2017 and subsequent grants).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: September 29, 2017	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)